List of Subsidiaries


     All subsidiaries of Stilwell listed below are included in the consolidated financial statements unless otherwise indicated.

                                                     						State or other
						                                    Percentage	     Jurisdiction of
							                                       of		        Incorporation or
						                                     Ownership		     Organization

Animal Resources, Inc. (1)*	                   49%	           Missouri
BBOI Worldwide LLC*(2)	                        50	            Delaware
Berger LLC(3)                                	____	           Nevada
Berger/Bay Isle LLC*(2)	                       50	            Delaware
Berger Distributors, LLC(4)	                  100	            Colorado
DST Systems, Inc.*	                            32	            Missouri
Fillmore Agency, Inc.(5)	                     100	            Colorado
Fountain Investments, Inc.	                   100	            Missouri
Fountain Investments UK	                      100	            United Kingdom
Janus Capital Corporation	                     83	            Colorado
Janus Capital International, Ltd.(5)	         100	            Colorado
Janus Distributors, Inc.(5)	                  100	            Colorado
Janus Service Corporation(5)	                 100	            Colorado
Joseph Nelson Limited(6)	                     100	            United Kingdom
Martec Pharmaceutical, Inc.*(1)	               49	            Delaware
Nelson Investment Planning Limited(7)	        100	            United Kingdom
Nelson Investment Management Limited(6)	      100	            United Kingdom
Nelson Money Managers plc(8)	                  80	            United Kingdom
PVI, Inc.	                                    100	            Delaware
Stilwell Management, Inc.	                    100	            Delaware
FAM UK Limited	                               100	            United Kingdom
Taproot Limited(6)	                           100	            United Kingdom

     *Unconsolidated Affiliate, Accounted for Using the Equity Method

(1)	Subsidiary of PVI, Inc.
(2)	Unconsolidated Affiliate of Berger LLC.  Berger LLC is the successor to the operating assets and business of Berger Associates, Inc. as of September 30, 1999.
(3)	Subsidiary of Stilwell Management, Inc.
(4)	Subsidiary of Berger LLC. Berger Distributors, LLC converted from a
    Colorado corporation to a Colorado limited liability company as of September 30, 1999.
(5)	Subsidiary of Janus Capital Corporation
(6)	Subsidiary of Nelson Money Managers plc
(7)	Subsidiary of Joseph Nelson Limited
(8)	Subsidiary of FAM UK Limited

Subsidiaries and affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of Stilwell. Subsidiaries and affiliates of DST Systems Inc. are not shown.